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                           [BRYAN CAVE LLP LETTERHEAD]
                               _____________, 2000


Quality Care Solutions, Inc.
5030 East Sunrise Drive
Phoenix, Arizona  85044


         Re: Public Offering pursuant to Registration Statement on Form S-1 Filing No.


Ladies and Gentlemen:

         We have acted as counsel for Quality Care Solutions, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of __________ shares ("Shares") of the common stock of the Company, $.001 par value per share, of which __________ Shares are being issued by the Company and __________ Shares reserved to cover the underwriters' over-allotment option. The Shares are proposed to be sold on the terms and conditions to be set forth in an underwriting agreement, by and among the Company, Salomon Smith Barney, Warburg Dillon Read LLC and CIBC World Markets as representatives of the several underwriters named therein (the "Underwriting Agreement").

         We have examined the originals, or certified, conformed or reproduction copies of such corporate records, agreements, instruments, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity of the originals of all documents submitted to us as copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.

         Based on such examination, we are of the opinion that:

                  1. The Company has been duly incorporated and is in good standing under the laws of the State of Nevada.
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Quality Care Solutions, Inc.
_________________, 2000
Page 2

                  2. When the registration statement (the "Registration Statement") on Form S-1 (File No. ) relating to the Shares has become effective under the Act and the sale of the Shares has been consummated pursuant to the Underwriting Agreement, the Shares will be duly authorized, validly issued, full paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,



                                                     BRYAN CAVE LLP

/shw